Exhibit 99.1
     MERCANTILE BANCORP REPORTS THIRD QUARTER 2007 RESULTS
•	Third Quarter EPS Increases 14% to 57 Cents

•	Deposits Up 30% Year-Over-Year

•	Total Assets Exceed $1.6 Billion, Up 32% Year-Over-Year

•	Acquisition of HNB Financial Services Completed
Quincy Illinois, October 25, 2007 — Mercantile Bancorp, Inc. (AMEX: MBR) today reported net income for the third quarter ended September 30, 2007 of $3.3 million, or 57 cents per share, on approximately 5,807,000 weighted average shares outstanding, up from net income of $2.9 million, or 50 cents per share on approximately 5,848,000 weighted average shares outstanding in the third quarter a year ago.
For the nine months, the Company posted net income of $7.5 million, or $1.29 per share, on approximately 5,822,000 weighted average shares outstanding, up from net income of $7.1 million, or $1.21 per share, on approximately 5,848,000 weighted average shares outstanding for the nine months of the previous year.
Quarterly and nine months results included a gain of $2.1 million on the sale of Mercantile’s investment in New Frontier Bancshares, Inc. in September 2007. For comparison, during third quarter 2006, the Company recorded a gain on the sale of assets of $1.5 million, also resulting from the sale of an investment position in a startup bank, which is part of Mercantile’s income-generating strategy.
Mercantile’s acquisition of HNB Financial Services, Inc. closed on September 7, so third quarter 2007 operating results reflect less than a month of contribution from HNB. At the closing date, HNB had approximately $166.5 million in assets. As of September 30, 2007, Mercantile reported total assets of approximately $1.62 billion compared with $1.22 billion at the end of third quarter 2006.
“We have continued to grow Mercantile through acquisitions and increases in core deposits and loans,” said Ted T. Awerkamp, President and Chief Executive Officer. “We will move to integrate HNB into our core banking operations at a reasonable pace for customers and the Company. We are setting priorities to maximize the acquisition’s best opportunities.”
Addressing business in the Company’s core banking operations, Awerkamp explained: “As in the second quarter of 2007, softness in the economy and housing market continued to impact our results. Our loan portfolio remained stable and the quality high. We had very few issues related to loan quality, and these were mainly in the Florida market. We anticipated and reserved for these particular problem loans.”
Awerkamp noted that toward the end of the quarter, loan activity picked up, possibly indicating a potential change in the highly cautious borrowing behavior of past months. He said a slight improvement in the interest rate curve as short-term rates fell slightly compared with long-term rates should ease pressure on the Company’s net interest margin in the coming months.
Net interest income for the third quarter rose to $10.5 million from $9.4 million in third quarter 2006. The increase is due primarily to the inclusion of results from Royal Palm Bank in Naples, Florida, acquired in November, 2006. Net interest income for the nine months rose to $31.3 million compared with $27.7 million in the nine months of 2006, an increase of about 13 percent.
Noninterest income in the third quarter rose to $5.0 million from $3.8 million in the comparable period last year. For the nine months, noninterest income rose to $10.1 million from $8.5 million in the same period a year earlier. “In every major category, we have grown year-over-year noninterest income,” said Awerkamp. “This has been and remains a priority. We had particularly satisfying gains in fees from trust services and our growing brokerage business. These initiatives are gaining traction. Over the long term we believe they can become a more significant part of our total income stream.”
Noninterest expense in the third quarter was $9.9 million, versus $7.7 million in the same period last year. For the nine months, noninterest expense amounted to $28.6 million compared with $23.0 million in the comparable period a year earlier. The increases in both the three- and nine-month periods primarily reflect noninterest expenses attributable to the Royal Palm acquisition due mostly to additional employees and higher facility occupancy expenses.
Mercantile’s efficiency ratio was 64 percent in third quarter 2007 compared with 59 percent in third quarter 2006. The increase reflects the Royal Palm acquisition and its integration into the Company’s operations, and costs associated with two branches opened in 2006 by Heartland Bank in the Kansas City area, which have not yet matured.
Awerkamp explained: “While operating efficiency is certainly important to us, we expect higher costs as we continue to add high-quality assets through acquisitions. Increased revenue usually trails the costs related to these acquisitions, particularly people costs. We view the higher level of costs as a form of investment we will more than recover as our acquisitions and new branches reach their full earning potential.”
Acquisitions Bolster Balance Sheet
Total loans at the end of third quarter 2007 stood at $1.18 billion, up 30 percent from $911 million as of September 30, 2006, and up 14 percent from $1.03 billion as of December 31, 2006. The Company attributed much of the increases to the Royal Palm and HNB acquisitions. Awerkamp said that to maintain the Company’s high asset quality, there has been an organization-wide focus on actively managing credit risk, tightening lending standards, and carefully monitoring the loan portfolio. As a result of this focus, the Company withdrew its involvement in certain commercial loans management felt were no longer consistent with Mercantile’s lending practices. Because of the economy and slower loan growth, it has taken time to replace these loans, noted Awerkamp.
Total non-performing loans were $12.9 million at September 30, 2007 compared with $4.9 million at the end of third quarter 2006. The year-over-year increase was primarily due to several large commercial real estate loans that are in foreclosure proceedings and are being closely monitored. Management said it remains confident the subject property values provide adequate collateral and expects full recovery of the funds.
“We have taken a close look at our entire portfolio, and we feel relatively confident most of the problem loans have been addressed,” said Awerkamp. “Most of our problem loans have been on the commercial side. We have been pleased with the stability and quality of consumer loans, and we generally sell our mortgages to the secondary market. Most of our residential mortgages fall below the jumbo loan category so we have had no problem finding buyers. But consumer lending activity has been unusually slow.”
Deposits at September 30, 2007 stood at $1.30 billion, up from $1.17 billion at December 31, 2006. The increase in deposits primarily reflects the HNB acquisition, which contributed a significant amount of time deposits and savings, NOW and money market accounts. The Company continues to allow certain high-cost brokered certificates of deposit to expire and is not replacing them. There was a year-over year decline in these brokered time deposits.
“We continue to have a high retention rate for core deposits, which helps lessen any impact of deposit re-pricing,” noted Awerkamp. He said he believes the interest rate curve is slowly beginning to shift back to a more normal balance, which would have a long-term positive impact on the Company’s net interest margin.

“Part of our strategy is to carefully monitor and manage interest rates to minimize the impact of long- and short-term interest rate differences.”
During the quarter, Mercantile continued to make strategic investments in startup banks by taking equity positions in two newly created banking organizations in California and Georgia. The Company said the aggregate amount invested in the two opportunities was $2.6 million. Mercantile purchased a 4.99 percent equity interest in Los Angeles-based Manhattan Bancorp, Inc., a bank holding company that is the parent of Bank of Manhattan. Also during the quarter, Mercantile bought a 4.99 percent equity interest in Brookhaven Bank, a Georgia-chartered bank headquartered in Atlanta that intends to focus primarily on serving the needs of businesses and professional organizations.
“We have generated attractive returns from several of our de novo bank investments, and the strategy has proven successful in enhancing shareholder value,” said Awerkamp. He noted that these startup banks may also turn to Mercantile for it to participate in attractive lending opportunities when a prospective loan exceeds a startup bank’s lending limit.
Awerkamp said he is cautiously optimistic about the Company’s outlook for the remainder of 2007. “We have been moving through this difficult economic environment with relatively few problems,” he said. “We don’t expect a significant increase in either deposit or lending activity, because consumers and businesses are still cautious. We see several bright spots. If the trend toward a more normalized interest rate curve continues, we anticipate getting some relief from the pressure on our margins. We are managing our expenses and new technology is enabling our banks and the holding company to operate more efficiently and cost-effectively, which should also benefit margins. Finally, we believe the current environment will create new opportunities for growth from internal sources and possibly through strategic acquisitions.”
About Mercantile Bancorp
Mercantile Bancorp, Inc. is a Quincy, Illinois-based bank holding company with majority-owned subsidiaries consisting of three banks in Illinois, three banks in Missouri and one bank in each of Kansas and Florida, where the Company conducts full-service commercial and consumer banking business, engages in mortgage banking, trust services and asset management, and provides other financial services and products. In addition, the Company has minority investments in 10 community banks in Missouri, Georgia, Florida, North Carolina, Colorado, California and Tennessee. Further information is available on the company’s website at www.mercbanx.com.
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Forward-Looking Statements
This release contains information and “forward-looking statements” that relate to matters that are not historical facts and which are usually preceded by the words “may,” “will,” “should,” “could,” “would,” “plan,” “potential,” “estimate,” “project,” “believe,” “intend,” “anticipate,” “expect,” “target” and similar expressions. These forward-looking statements are subject to significant risks, assumptions and uncertainties. Because of these and other uncertainties, our actual results may be materially different from those described in these forward-looking statements. The forward-looking statements in this release speak only as of the date of the release, and we do not assume any obligation to update the forward-looking statements or to update the reasons why actual results could differ from those contained in the forward-looking statements.
Tables follow...

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2007	2006
	(In Thousands)
	(Unaudited)
ASSETS

Cash and cash equivalents	$75,608	$99,147
Securities	223,843	188,579
Loans held for sale	2,611	1,660
Loans, net of allowance for loan losses	1,166,251	1,021,043
Premises and equipment	36,894	25,693
Interest receivable	12,104	10,277
Cash surrender value of life insurance	22,084	18,143
Goodwill	44,285	32,120
Other	34,240	26,165

Total assets	$1,617,920	$1,422,827

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Deposits	$1,296,375	$1,166,814
Short-term borrowings	39,731	26,338
Long-term debt	144,358	107,249
Interest payable	6,058	6,039
Other	15,550	6,531

Total liabilities	1,502,072	1,312,971

Minority Interest	9,761	9,198

Total stockholders’ equity	106,087	100,658

Total liabilities and stockholders’ equity	$1,617,920	$1,422,827

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended
	September 30,	September 30,
	2007	2006
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$61,152	$48,019
Securities:
Taxable	5,852	4,081
Tax exempt	1,296	1,333
Other	1,861	855

Total interest income	70,161	54,288

Interest Expense:
Deposits	32,723	22,956
Short-term borrowings	1,401	1,139
Long-term debt	4,688	2,504

Total interest expense	38,812	26,599

Net Interest Income	31,349	27,689

Provision for Loan Losses	1,858	2,260

Net Interest Income After Provision for Loan Losses	29,491	25,429

Noninterest Income:
Fiduciary activities	1,734	1,472
Brokerage fees	1,091	870
Customer service fees	2,893	2,669
Other service charges and fees	519	460
Net gains on loan sales	515	455
Net gains on sales of equity method investments	2,309	1,469
Other	1,084	1,129

Total noninterest income	10,145	8,524

Noninterest Expense:
Salaries and employee benefits	17,115	13,286
Net occupancy expense	2,009	1,429
Equipment expense	1,881	1,318
Professional fees	1,439	1,364
Postage and supplies	783	682
Other	5,338	4,957

Total noninterest expense	28,565	23,036

Minority Interest	531	585

Income Before Income Taxes	10,540	10,332

Income Taxes	3,027	3,238

Net Income	$7,513	$7,094

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Nine Months Ended
	September 30,	September 30,
	2007	2006
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$1.29	$1.21
Weighted average shares outstanding	5,822,492	5,848,104
Cash dividends paid per share	$.27	$.24
Book value per share	$18.27	$16.72
Tangible book value per share (1)	$9.87	$15.58
Ending number of common shares outstanding	5,806,485	5,845,745

AVERAGE BALANCES
Assets	$1,420,402	$1,170,430
Securities	$196,814	$165,302
Loans (2)	$1,049,356	$885,529
Earning assets	$1,292,324	$1,083,476
Deposits	$1,152,321	$965,670
Interest bearing liabilities	$1,190,120	$960,471
Stockholders’ equity	$102,308	$94,408

END OF PERIOD FINANCIAL DATA
Net interest income	$31,349	$27,689
Loans (2)	$1,182,046	$910,896
Allowance for loan losses	$13,184	$9,093

PERFORMANCE RATIOS
Return on average assets	.71%	.81%
Return on average equity	9.82%	10.05%
Net interest margin	3.23%	3.41%
Interest spread	2.89%	2.99%
Efficiency ratio	69%	64%
Allowance for loan losses to loans (2)	1.12%	1.00%
Allowance as a percentage of non-performing loans	102%	186%
Average loan to deposit ratio	91%	92%
Dividend payout ratio	20.93%	19.83%

ASSET QUALITY
Net charge-offs	$713	$1,249
Non-performing loans	$12,922	$4,882
Other non-performing assets	$2,292	$576

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans

MERCANTILE BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	September 30,	September 30,
	2007	2006
	(In Thousands)
	(Unaudited)
Interest Income:
Loans and fees on loans	$21,178	$17,259
Securities:
Taxable	2,018	1,573
Tax exempt	452	444
Other	545	454

Total interest income	24,193	19,730

Interest Expense:
Deposits	11,436	8,647
Short-term borrowings	558	472
Long-term debt	1,663	1,236

Total interest expense	13,657	10,355

Net Interest Income	10,536	9,375

Provision for Loan Losses	677	857

Net Interest Income After Provision for Loan Losses	9,859	8,518

Noninterest Income:
Fiduciary activities	589	493
Brokerage fees	329	249
Customer service fees	1,039	930
Other service charges and fees	164	126
Net gains on loan sales	230	163
Net gains on sales of equity method investments	2,309	1,469
Other	369	324

Total noninterest income	5,029	3,754

Noninterest Expense:
Salaries and employee benefits	5,925	4,531
Net occupancy expense	732	506
Equipment expense	628	424
Professional fees	365	562
Postage and supplies	266	254
Other	2,032	1,453

Total noninterest expense	9,948	7,730

Minority Interest	197	199

Income Before Income Taxes	4,743	4,343

Income Taxes	1,450	1,420

Net Income	$3,293	$2,923

MERCANTILE BANCORP, INC.
SELECTED FINANCIAL HIGHLIGHTS

	Three Months Ended
	September 30,	September 30,
	2007	2006
	(Dollars In Thousands
	except share data)
	(Unaudited)
EARNINGS AND PER SHARE DATA
Basic Earnings Per Share	$.57	$.50
Weighted average shares outstanding	5,806,570	5,847,827
Cash dividends paid per share	$.09	$.08
Book value per share	$18.27	$16.72
Tangible book value per share (1)	$9.87	$15.58
Ending number of common shares outstanding	5,806,485	5,845,745

AVERAGE BALANCES
Assets	$1,470,894	$1,224,161
Securities	$205,554	$179,650
Loans (2)	$1,087,967	$911,811
Earning assets	$1,333,563	$1,137,107
Deposits	$1,181,656	$986,496
Interest bearing liabilities	$1,239,229	$1,014,991
Stockholders’ equity	$103,810	$96,787

END OF PERIOD FINANCIAL DATA
Net interest income	$10,536	$9,375
Loans (2)	$1,182,046	$910,896
Allowance for loan losses	$13,184	$9,093

PERFORMANCE RATIOS
Return on average assets	.89%	.95%
Return on average equity	12.59%	11.98%
Net interest margin	3.16%	3.30%
Interest spread	2.85%	2.86%
Efficiency ratio	64%	59%
Allowance for loan losses to loans (2)	1.12%	1.00%
Allowance as a percentage of non-performing loans	102%	186%
Average loan to deposit ratio	92%	92%
Dividend payout ratio	15.79%	16.00%

ASSET QUALITY
Net charge-offs	$713	$1,249
Non-performing loans	$12,922	$4,882
Other non-performing assets	$2,292	$576

(1)	Net of goodwill and core deposit intangibles

(2)	Loans include loans held for sale and nonaccrual loans
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